UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 16, 2018

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan		49022-2692
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities At (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2018, Whirlpool Corporation (the "Corporation") held its 2018 annual meeting of stockholders (the “2018 Annual Meeting”). At the 2018 Annual Meeting, the stockholders approved the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan (the “2018 Plan”). The terms and conditions of the 2018 Plan and awards contemplated thereunder are described in the Corporation’s Proxy Statement, dated March 2, 2018 (the "Proxy Statement"), which description is incorporated by reference herein.

The purpose of the 2018 Plan is to foster and promote the long-term financial success of the Corporation and increase stockholder value by: (i) strengthening the Corporation's capability to develop, maintain, and direct an outstanding management team; (ii) motivating superior performance by means of long-term performance-based incentives; (iii) encouraging and providing a means for obtaining an ownership interest in the Corporation; (iv) attracting and retaining outstanding talent by providing incentive compensation opportunities competitive with other major companies; and (v) enabling award recipients to participate in the long-term growth and financial success of the Corporation. The Human Resources Committee of the Board of Directors will administer the 2018 Plan and will designate the eligible award recipients under the 2018 Plan.

Under the 2018 Plan, the Corporation may grant stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other share-based awards, performance awards or any other right, interest or option relating to shares of the Corporation or other property (including cash) granted pursuant to the provisions of the 2018 Plan. Subject to the terms and conditions of the 2018 Plan, the number of shares authorized for grants under the 2018 Plan is 6,900,000, reduced by one share for every one share subject to stock options or stock appreciation rights granted under the 2018 Plan and by 2.5 shares for every one share subject to awards other than stock options or stock appreciation rights granted under the 2018 Plan.

This summary is qualified in its entirety by reference to the 2018 Plan, filed as Exhibit 10.1 attached hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 17, 2018, the Corporation held its 2018 Annual Meeting. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Corporation's Proxy Statement. The results of the stockholder vote are as follows:

a.
Samuel R. Allen, Marc R. Bitzer, Greg Creed, Gary T. DiCamillo, Diane M. Dietz, Gerri T. Elliott, Jeff M. Fettig, Michael F. Johnston, John D. Liu, James M. Loree, Harish Manwani, William D. Perez, Larry O. Spencer, and Michael D. White were each elected by the stockholders to a term to expire in 2019 or until their respective successors are duly elected and qualified.

Nominees	For	Against	Abstain	Broker Non-Votes
Samuel R. Allen	55,081,860	1,052,400	516,248	6,571,599
Marc R. Bitzer	56,347,717	219,471	83,320	6,571,599
Greg Creed	55,750,511	799,532	100,465	6,571,599
Gary T. DiCamillo	54,879,314	1,671,911	99,283	6,571,599
Diane M. Dietz	55,588,445	973,954	88,109	6,571,599
Gerri T. Elliott	55,391,561	1,163,829	95,118	6,571,599
Jeff M. Fettig	55,660,369	903,112	87,027	6,571,599
Michael F. Johnston	54,810,318	1,743,328	96,862	6,571,599
John D. Liu	55,868,104	689,681	92,723	6,571,599
James M. Loree	56,129,553	424,865	96,090	6,571,599
Harish Manwani	52,747,009	3,803,472	100,027	6,571,599
William D. Perez	55,793,594	756,077	100,837	6,571,599
Larry O. Spencer	56,301,840	255,491	93,177	6,571,599
Michael D. White	54,786,801	1,765,135	98,572	6,571,599

b.
The stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Corporation’s named executive officers disclosed in the Proxy Statement, including the Compensation Discussion & Analysis, the compensation tables and related disclosure.

For	Against	Abstain	Broker Non-Votes
52,190,524	4,212,997	246,987	6,571,599

c.	The stockholders ratified the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for 2018.

For	Against	Abstain
60,513,423	2,559,705	148,979

d.	The stockholders approved the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan.

For	Against	Abstain	Broker Non-Votes
51,775,820	4,552,707	321,981	6,571,599

Item 8.01. Other Events.

On April 16, 2018, Whirlpool Corporation (the "Company") issued a press release announcing that the Company's Board of Directors approved an increase in the Company’s quarterly dividend from $1.10 per share to $1.15 per share, effective for the dividend payable June 15, 2018, to stockholders of record at the close of business on May 18, 2018.

Item 9.01. Financial Statements and Exhibits.

(d): The following exhibits are being filed herewith:

Exhibit No.	Exhibit
10.1	Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2018		WHIRLPOOL CORPORATION

	By:	/s/ BRIDGET K. QUINN
	Name:	Bridget K. Quinn
	Title:	Assistant General Counsel and Corporate Secretary